Exhibit 99.1

Hanesbrands Inc.

1000 East Hanes Mill Road

Winston-Salem, NC 27105

(336) 519-8080

FOR IMMEDIATE RELEASE

News Media, contact:	Matt Hall, (336) 519-3386
Analysts and Investors, contact:	TC Robillard, (336) 519-7130

HANESBRANDS FAVORABLY AMENDS SENIOR SECURED CREDIT FACILITY

WINSTON-SALEM, N.C. (Dec. 15, 2017) – HanesBrands (NYSE: HBI) today announced that it has favorably amended its senior secured credit facility to enhance the company’s long-term global growth and capital allocation strategies.

The amended credit facility reduces interest rates, increases capacity, and increases the flexibility of the facility’s indebtedness, investment and restricted payments baskets, and leverage-ratio requirements.

“We are very pleased with the strong support we received in the credit markets,” said Hanes Chief Financial Officer Barry A. Hytinen. “The favorable amendments will further assist us in continuing to create long-term value for investors.”

The senior secured credit facility increased to $2.25 billion from $1.925 billion and consists of a $1 billion revolving credit facility, a $750 million Term Loan A, and a $500 million Term Loan B.

The interest rates of the revolver and Term Loan A decreased 25 basis points, while the rate for the Term Loan B decreased 75 basis points.

Other highlights include: significant improvements to the Term Loan A amortization schedule; maturity extensions for the revolver and term loans; covenant amendments that include partial credit for cash in calculating leverage; and an increase of the maximum permitted total net leverage ratio to 4.5 times EBITDA with an allowable step up to 5.0 times for 12 months following a permitted acquisition.

A summary chart with additional details of the amended credit facility is included with the company’s filing today with the SEC and is available on the company’s investor relations website at www.Hanes.com/investors.

HanesBrands Favorably Amends Senior Secured Credit Facility – Page 2

Cautionary Statement Concerning Forward-Looking Statements

Statements in this press release that are not statements of historical fact are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including those regarding the expected benefits resulting from the amendment of our senior secured credit facility. These forward-looking statements are based on our current intent, beliefs, plans and expectations. Readers are cautioned not to place any undue reliance on any forward-looking statements. Forward-looking statements necessarily involve risks and uncertainties, many of which are outside of our control, that could cause actual results to differ materially from such statements and from our historical results and experience. These risks and uncertainties include such things as: the highly competitive and evolving nature of the industry in which we compete; any inadequacy, interruption, integration failure or security failure with respect to our information technology; significant fluctuations in foreign exchange rates; the rapidly changing retail environment; our complex multinational tax structure; our ability to properly manage strategic projects; our ability to attract and retain a senior management team with the core competencies needed to support our growth in global markets; risks related to our international operations, including the impact to our business as a result of the United Kingdom’s recent referendum to leave the European Union; the impact of significant fluctuations and volatility in various input costs, such as cotton and oil-related materials, utilities, freight and wages; our ability to access sufficient capital at reasonable rates or commercially reasonable terms or to maintain sufficient liquidity in the amounts and at the times needed; and other risks identified from time to time in our most recent Securities and Exchange Commission reports, including our annual report on Form 10-K and quarterly reports on Form 10-Q. Since it is not possible to predict or identify all of the risks, uncertainties and other factors that may affect future results, the above list should not be considered a complete list. Any forward-looking statement speaks only as of the date on which such statement is made, and HanesBrands undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, other than as required by law.

HanesBrands

HanesBrands is a socially responsible leading marketer of everyday basic innerwear and activewear apparel in the Americas, Europe, Australia and Asia-Pacific. The company markets T-shirts, bras, panties, shapewear, underwear, socks, hosiery, and activewear under some of the world’s strongest apparel brands, including Hanes, Champion, Maidenform, DIM, Bali, Playtex, Bonds, JMS/Just My Size, Nur Die/Nur Der, L’eggs, Lovable, Wonderbra, Berlei, Alternative, and Gear for Sports. More information about the company and its award-winning corporate social responsibility initiatives may be found at www.Hanes.com/corporate. Connect with HanesBrands via social media on Twitter (@HanesBrands) and Facebook (www.facebook.com/hanesbrandsinc).

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